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                                                                    EXHIBIT 10.6

                                                               June    , 1999
                                                                    ---


                      MASTER NETTING & AMENDMENT AGREEMENT

         Pechiney S.A., a company incorporated under the laws of the Republic of France ("COMPANY"), and each of the entities listed on Schedule 1 hereto (individually, "COUNTERPARTY" and collectively, "COUNTERPARTIES") hereby amend the terms of all foreign exchange transactions, interest rate and currency swaps, options, caps, collars, and floors, and any similar transactions, which have been entered into between the parties and are listed on Schedule 2 hereto ("EXISTING FX TRANSACTIONS") as evidenced by a trade ticket, term sheet, confirmation or other similar documentation (collectively, "TRADE DOCUMENTATION"). The parties hereby agree that the terms of this Agreement shall apply with respect to all foreign exchange transactions, interest rate and currency swaps, options, caps, collars, and floors, and any similar transaction that may be entered into in the future between Company and each Counterparty ("FUTURE FX TRANSACTIONS") (Existing FX Transactions and Future FX Transactions shall be collectively referred to as "FX TRANSACTIONS").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and each Counterparty agree to the following terms, and to the extent such terms have not been previously specified or agreed to in any Trade Documentation, the same shall be deemed amended, and any conflicting terms shall be deemed superseded to the extent of any such conflict.

         Each party agrees that it is entering into and maintaining the FX Transactions in reliance on the fact that the terms and obligations under each of the FX Transactions form a single agreement between the parties, and the parties would not otherwise enter into any such FX Transactions.

I.       OTHER DEFINED TERMS

         "BUSINESS DAY" means a day on which commercial banks are open for business in New York City and Paris, France.

         "CLOSE-OUT AMOUNT" has the meaning specified in Paragraph III(B).

         "CLOSE-OUT DATE" has the meaning specified in Paragraph III(A).

         "DEFAULTING PARTY" has the meaning specified in Paragraph II(A).

         "EUROS" means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

         "EVENT PARTY" has the meaning specified in Paragraph IV(A).

         "GUARANTEE" means the guarantee dated as of the date hereof by the Guarantor in favor of Company in the form attached hereto as Exhibit A.

         "GUARANTOR" means American National Can Group, Inc., a corporation organized under the laws of the State of Delaware.

         "MARKET VALUE" means, with respect to each Terminated Transaction, an amount determined by the Non-defaulting Party, that would be paid to the Non-defaulting Party (expressed as a negative number) or by the Non-defaulting Party (expressed as a positive number) pursuant to any agreement between the Non-defaulting Party and a leading dealer to enter into a transaction that would have the effect of preserving for the Non-defaulting Party the economic equivalent of any payment by the parties under the Terminated Transaction that would, but for the Close-Out


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Date, have been required after such date. Such amount shall be converted by the
Non-defaulting Party into Euros at a rate of exchange at which the Non-defaulting Party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of Euros.

         "NETTING EVENT" has the meaning specified in Paragraph IV(A).

         "NON-DEFAULTING PARTY" has the meaning specified in Paragraph III(A).

         "NON-EVENT PARTY" has the meaning specified in Paragraph IV(B).

         "PROCEEDINGS" has the meaning specified in Paragraph V(B).

         "TERMINATED TRANSACTIONS"  has the meaning specified in Paragraph
III(B).

         "UNPAID AMOUNTS" means, with respect to amounts owing to Company (expressed as a negative number) and with respect to amounts owing to Counterparty (expressed as a positive number), the amounts that became payable to such party in respect of Terminated Transactions on or prior to the Close-Out Date and which remain unpaid as of such Close-Out Date. Such amount shall be converted by the Non-defaulting Party into Euros at a rate of exchange at which the Non-defaulting Party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of Euros.

II.      CROSS DEFAULT

         (A) Each party agrees that the occurrence of any of the following events with respect to a party ("DEFAULTING PARTY") shall constitute an event of default ("EVENT OF DEFAULT") with respect to such party under each of the FX Transactions between Company and the relevant Counterparty:

             (1) failure to make, when due, any payment under any FX Transaction required to be made by it if such failure is not remedied on or before the second Business Day after notice of such failure is given to the Defaulting Party;

             (2) it: (a) is dissolved; (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained, in each case within 15 days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation; (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive); or (i) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

             (3) any other default or event of default by or in respect of it, or any other similar condition or event (however described) in respect of any of the FX Transactions.


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         (B) Each obligation of each party under each FX Transaction is subject to the condition precedent that no Event of Default or any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the other party to such FX Transaction has occurred and is continuing.

III.     CLOSE-OUT

         (A) At any time after an Event of Default has occurred and is continuing, the non-defaulting party to the relevant FX Transaction ("NON-DEFAULTING PARTY") shall be entitled to terminate all, but not less than all, FX Transactions outstanding between the Defaulting Party and the Non-defaulting Party on the date designated by the Non-defaulting Party as the close-out date ("CLOSE-OUT DATE") in a written notice from the Non-defaulting Party to the Defaulting Party. Such Close-Out Date shall be a day not earlier than the date such notice is effective.

         (B) Upon termination of the parties' FX Transactions, Counterparty or Company, as the case may be, shall be obligated to pay to the other party with respect to such terminated FX Transactions ("TERMINATED TRANSACTIONS") an amount ("CLOSE-OUT AMOUNT") equal to the sum of (i) the Market Value of each Terminated Transaction on the Close-Out Date and (ii) any Unpaid Amounts.

         (C) If the Close-Out Amount is a positive number, that amount shall be immediately due and payable by Company to Counterparty; if the Close-Out Amount is a negative number, the absolute value of that amount shall be immediately due and payable by Counterparty to Company and such Close-Out Amount shall be immediately due and payable by Guarantor under the terms of the Guarantee. The Close-Out Amount shall be due and payable, together with interest on the unpaid portion thereof (determined by the Non-defaulting Party in its discretion and in good faith) from the Close-Out Date until paid in full.

         (D) The parties agree that (1) the amount recoverable by a party hereunder is a reasonable estimate of the loss it would have incurred on its FX Transactions and is not a penalty, (2) such amount is payable for the loss of bargain and the loss of protection against future risk and (3) neither party shall be entitled to recover additional damages in respect of such losses.

IV.      MULTILATERAL NETTING

         (A) Each party agrees that the occurrence of any of the following events shall constitute a netting event ("NETTING EVENT") and for purposes of Paragraphs IV(A)(1), (2), (3), and (4), Counterparty will be the party with respect to which the Netting Event has occurred, and for the purposes of Paragraph IV(A)(5), Company will be the party with respect to which the Netting Event has occurred ("EVENT PARTY").

                  (1) Guarantor fails to comply with or perform its obligations under the Guarantee and such failure is continuing after the lapse of any applicable grace period;

                  (2) Guarantor disaffirms, disclaims, repudiates, or rejects, in whole or in part, or challenges the validity of, or otherwise dishonors the Guarantee;

                  (3) the Guarantee terminates or fails or ceases to be in full force and effect at any time during the term of any FX Transaction;

                  (4) any event or condition analogous to an event or condition to Paragraph II(A)(2) herein occurs with respect to Guarantor; or

                  (5) any event or condition analogous to an event or condition to Paragraph II(A)(2) herein occurs with respect to Company.



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         (B) Upon the occurrence of a Netting Event, an Event of Default and a
Close-Out Date shall be deemed automatically to occur on the Business Day next following the Netting Event with respect to each FX Transaction between Company and each and every Counterparty, and a Close-Out Amount with respect to all FX Transactions between Company and each and every Counterparty shall be determined in accordance with Paragraph III(B). Any such Close-Out Amount payable may, at the option of the party that is not the Event Party ("NON-EVENT PARTY"), be reduced by its set-off against any other Close-Out Amounts payable by any other Counterparty to Company or be reduced by its set-off against any other Close-Out Amounts payable by Company to any other Counterparty (as the case may be).

         (C) If an obligation is unascertained, the Non-event Party may in good faith estimate that obligation and set-off in respect of the estimate, subject to the Non-event Party accounting to the other party when the obligation is ascertained. These set-off provisions shall be without prejudice and in addition to any right of set-off otherwise available to a party (whether by operation of law, contract, or otherwise).

V.       GOVERNING LAW AND JURISDICTION

         (A) This Agreement and all FX Transactions shall be governed by, and construed in accordance with, the laws of the State of New York.

         (B) With respect to any suit, action or proceedings relating to any FX Transaction or this Agreement ("PROCEEDINGS"), each party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, and waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

VI.      SERVICE OF PROCESS

         Each party irrevocably appoints its process agent to receive, on its behalf, service of process in any Proceedings. If for any reason any party's process agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. Nothing in this Agreement will affect the right of either party to serve process in any other matter permitted by law.

         Company appoints CT Corporation, having an address on the date hereof at 1633 Broadway, New York, New York 10019, as its agent for service of process. Each Counterparty appoints CT Corporation, having an address on the date hereof at 1633 Broadway, New York, New York 10019, as its agent for service of process. Promptly after the execution of this Agreement, each party shall arrange for its process agent to issue a letter to all other parties wherein it accepts its appointment.

VII.     NOTICES

         Notices and other communications shall be in writing and shall be delivered to: (A) Company shall be sent to it at its address at 7 place du Chancelier Adenauer, 75218 Paris Cedex 16 France, facsimile no.
011-331-5628-3318, attention: Xavier Langois d'Estaintot, and (B) each Counterparty and the Guarantor at the address specified on Schedule 1 hereto.

         Each party may by notice to the other change its banking details or the address, telex or facsimile number at which notices or other communications are to be given to it.

VIII.    ESCROW



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         If, by reason of the time difference between the cities in which payments are to be made under any FX Transaction, it is not possible for simultaneous payments to be made on any date on which both parties thereto are required to make such payments, either party may at its option and in its sole discretion notify the other party that payments on such date are to be made into escrow. In such case, the deposit of the payment due earlier on that date must be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent that is a commercial bank, independent of either party, with a minimum net worth of US $100,000,000 or its equivalent in another currency, selected by such notifying party, accompanied by irrevocable payment instructions (A) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the intended recipient on the same date accompanied by irrevocable payment instructions to the same effect, or (B) if the required deposit of the corresponding payment is not made on that same date by the intended recipient, to return the payment deposited to the party that paid it into escrow. The notifying party must pay the costs of the escrow arrangements and will cause those arrangements to provide that, in the case of a payment obligation under any FX Transaction, the intended recipient of the payment due to be deposited first will be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds the deposited payment (at 11:00 a.m. local time on that day) if the payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it was required to make in a timely manner.

IX.      TERMINATION

         This Agreement shall continue in force until terminated by Company upon not less than ten (10) Business Days' prior written notice to the other parties hereto; provided that notwithstanding any such termination, the provisions of this Agreement shall remain in full force and effect as to any FX Transaction entered into prior to such termination date and the provisions of this Agreement shall continue to apply until all obligations of each party hereunder have been fully performed.

X.       REPRESENTATIONS AND WARRANTIES

         Each party hereto, as an inducement to the other parties to enter into this Agreement and each FX Transaction, represents and warrants to the other parties hereto that: (A) it has the power to execute, deliver and perform this Agreement; (B) this Agreement has been duly authorized, executed, and delivered by it and does not contravene its governing documents or any contractual restriction binding on it; (C) its obligations under this Agreement constitute its legal, valid, and binding obligations, enforceable in accordance with the terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); (D) no Event of Default has occurred and is continuing with respect to it; (E) all authorizations of, exemptions by, or filings with any governmental or regulatory authority that are required to be obtained or made by it in connection with this Agreement have been made and are in full force and effect; and (F) it is authorized under all applicable law to enter into this Agreement and each of the FX Transactions.

XI.      AMENDMENT AND ASSIGNMENT

         This Agreement may only be amended by mutual written consent of the parties hereto and such written consent shall be designated as an amendment to this Agreement. Neither party may assign its rights, interests or obligations under this Agreement or under any FX Transaction without the prior written consent of the other parties.

XII.     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument and agreement.



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         IN WITNESS WHEREOF, the parties have caused this document to be duly executed on the day and year first written above.

                                     PECHINEY S.A.

                                     By:
                                        ------------------------------
                                     Name:
                                     Title:

                                     [COUNTERPARTY]
                                     By:
                                        ------------------------------
                                     Name:
                                     Title:

                                     [COUNTERPARTY]
                                     By:
                                        ------------------------------
                                     Name:
                                     Title:

                                     [COUNTERPARTY]
                                     By:
                                        ------------------------------
                                     Name:
                                     Title:

                                     [COUNTERPARTY]
                                     By:
                                        ------------------------------
                                     Name:
                                     Title:




















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                                   SCHEDULE 1


[Names) of each Counterparty]

Guarantor:
American National Can Group, Inc.
8770 West Bryn Mawr Avenue
Chicago, IL 60631-3542
Attention: Dennis M. Byrd
Facsimile No.: 773-399-3115



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SCHEDULE 2

[                                  List of Trades]



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EXHIBIT A

[Form of Guarantee]